Exhibit 10.3

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (the “Agreement”) is made and entered into as of April 15, 2005, by and between each of the following: [i] Large Scale Biology Corporation., a Delaware corporation (“LSBC”); and [ii] Predictive Diagnostics, Inc., a Delaware corporation (“PDI”) (LSBC and PDI are each hereinafter referred to as “Borrower” or “Grantor”), each having a mailing address of 3333 Vaca Valley Parkway, Suite 1000, Vacaville, California, 95688; and [iii] Kevin J. Ryan (hereinafter referred to as “Lender” or “Secured Party”), having a mailing address of  16036 Greenwood Road, Monte Sereno, California, 95030.

          IT IS AGREED BY THE PARTIES AS FOLLOWS:

          1.          Grant of Security.  For valuable consideration, the receipt of which is hereby acknowledged by the Borrower, and to secure the indebtedness and undertakings and other Obligations of the Borrower referred to in Section 2 hereof, including but not limited to those evidenced by or established pursuant to the “Loan Documents” defined in Schedule 1 to this Agreement, Borrower hereby pledges, assigns, transfers, and grants to Lender a continuing security interest in the Patents and other intellectual property and rights of Borrower, whether now owned or hereafter acquired, proceeds and products thereof, as described in Exhibit A attached to and made a part of this Agreement (such property is hereinafter referred to as the “Collateral”).

          2.          Obligations Secured.  This Agreement is made as collateral security for, and the security interest granted in the Collateral secures the following obligations (hereinafter sometimes referred to collectively as the “Obligations”):  [i] all indebtedness and liabilities (including but not limited to loan fees and late charges) arising under or evidenced by, and the performance of all covenants, conditions and agreements undertaken by Borrower in connection with [a] that certain Secured Promissory Note dated the date of this Agreement made by Borrower to the order of Lender in face principal amount of $3,000,000.00, and any and all renewals, extensions and amendments thereof and substitutions and replacements therefore (the “Note”), and [b] that certain “Note and Warrant Purchase Agreement” dated the date hereof entered into between Borrower and Lender pursuant to which the Note was issued, and [ii] all other indebtedness, liabilities and obligations of Borrower to Lender of whatever nature, whether now in existence or hereafter created, arising or acquired, whether created directly or acquired by Lender by assignment or otherwise, whether joint or several, whether of the same or different class or type as the indebtedness evidenced by the note, instrument or other agreement executed and delivered by Borrower to Lender in connection with the execution and delivery of this Agreement, it being the intent of Borrower and Lender that all of the same be part of the Obligations for all purposes of this Agreement, and [iii] all expenses, costs and changes of any nature whatsoever paid or incurred by Lender to enforce its rights and remedies under any Loan Document, to obtain, preserve, perfect and enforce the security interest established by this Agreement, to collect the Obligations enumerated in this Section 2, and to maintain and preserve the Collateral, including without limitation taxes, assessments, insurance premiums, repairs, reasonable attorneys’ fees and legal expenses, rent, storage costs and expenses of collection and sale.

          3.          Representations and Warranties.  Borrower represents and warrants to Lender that:

                       A.     Borrower is a validly existing corporation organized under the laws of the State of Delaware and is duly qualified to do business in California and in all other jurisdictions in which qualification is necessary in order to conduct the business and affairs of Borrower.

                       B.     The execution, delivery and performance by Borrower of this Agreement [i] are authorized by all documents (organizational and otherwise), agreements and stipulations limiting the activities of Borrower, [ii] do not require approval of any governmental authority, [iii] will not violate any provision of law, any order of any court or any governmental authority, or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of the property of Borrower is bound.

                       C.     There is no action, suit or proceeding pending, or to the knowledge of Borrower threatened, against or affecting Borrower or involving the validity of enforceability of this Agreement, including before or by any governmental authority, and Borrower is not in default with respect to any order, writ, judgment, decree or demand of any court or other governmental authority except as previously disclosed in writing by, Borrower to Lender.

                       D.     If applicable, the financial statements of Borrower most recently delivered to Lender [i] are complete and correct in all material respects, [ii] accurately represent the financial condition of Borrower as of their date and [iii] disclose all of Borrower’s material liabilities, direct or contingent, as of such date.

                       E.     Borrower is the owner of the Collateral free from all liens and security interests as of the date hereof except for the liens and security interests permitted by the express terms of the Loan Documents.

                       F.     Borrower has the right to enter into this Agreement, the execution and performance of which will not, either immediately, or with notice and/or passage of time, result in the creation or imposition of any encumbrance upon any of the Collateral except as granted hereby.

                       G.     The address of the registered office of Borrower in California as set forth in the most recent corporate filing with the Secretary of State of California which officially designates the current registered office of Borrower in California is 3333 Vaca Valley Parkway, Suite 1000, Vacaville, California 95688.

          4.          Covenants.  Borrower agrees with Lender that until the Obligations have been paid in full and discharged to the satisfaction of Lender, Borrower:

                       A.     Will execute and deliver to Lender all information, legal descriptions, UCC-1 and other Financing Statements, and such other documents and instruments pertaining to the Collateral as are necessary in the sole opinion of Lender to create, perfect, maintain, preserve and enforce the security interest of Lender in the Collateral.

                       B.     Will defend the Collateral against the claims and demands of all persons; comply in all material respects with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which could have a material adverse effect on the value of the Collateral or the security intended to be afforded Lender hereby; and pay all ad valorem property taxes which constitute or may constitute a lien against any of the Collateral, prior to the date when penalties or interest would attach to such taxes.

                       C.     Will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance with respect to its properties, assets and business, against loss or damage of the kinds customarily insured against by enterprises of established reputation engaged in the same or a similar business and similarly situated, of such types and in amounts as are customarily carried under similar circumstances by such other enterprises.

                       D.     Will perform, so long as the Security Agreement is in effect, all acts deemed reasonably necessary by the Lender to maintain the Collateral and permit and assist it, at the Borrower’s expense, in obtaining and enforcing the Patents in the United States only.  Such acts may include, but are not limited to, filing, prosecuting, and maintaining patent applications and patents, paying maintenance and other fees, executing appropriate documents and providing assistance or cooperation in legal proceedings.

                       E.     Will maintain accurate records of the Collateral, and will permit Lender, upon request by Lender from time to time, to inspect all evidence of ownership of the Collateral and all other books and records relating to the Collateral at any reasonable time and from time to time.

                       F.     Will advise Lender in writing, at least thirty (30) days prior thereto, of any change in the Borrower’s principal place(s) of business, or chief executive office or registered office in California or of any change in Borrower’s name or the adoption, whether formal or informal, by Borrower of any “trade name” or “assumed name.”

                       G.     Will preserve and maintain its corporate existence in good standing and will be and remain qualified to do business in good standing in all jurisdictions in which required to be so qualified, and will maintain all permits, licenses and other similar authorization necessary or appropriate for the operation of its business.

                       H.     Unless disputed in good faith (and as long as such dispute does not give rise to any default thereunder or materially affect the obligation of any party thereto), Borrower will timely comply with and fully perform all of its agreements and valid obligations to and with all parties and shall not commit or permit to be committed any default thereunder, the noncompliance with which, or default under which, could [i] have a material and adverse effect upon the assets or businesses of Borrower or [ii] impair the ability of Borrower to perform hereunder or [iii] result in a lien or charge upon any asset of Borrower.

                       I.     Will not sell, assign, lease, license or otherwise dispose of any of the Collateral except that: (i) LSBC may transfer ownership of the Collateral to PDI provided that LSBC and PDI execute such other and additional documents as counsel for Lender deems necessary and proper to assure that this Security Agreement or equivalent remains effective and that the security interest of Lender remains unimpaired; and (ii) each of r LSBC or PDI may grant licenses to the Collateral in the regular course of its business.

                       J.     Will not permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded (material to the assets or the businesses of the Borrower or the value of the security hereunder) by this Agreement.

                       K.     Will not permit any accounts or other sums owed to Borrower to be evidenced by a note or other instrument without the prior written consent of Lender, which consent may be conditioned upon delivery by Borrower to Lender of the note or other instrument, endorsed by Borrower to the order of Lender.

          5.          Authorization to File UCC-1 Statements.  The Borrower hereby irrevocably appoints and authorizes Lender as Borrower’s attorney-in-fact to do all acts and things which Lender may deem necessary or appropriate to perfect and continue perfected the security interest in the Collateral granted pursuant to this Agreement and to protect the Collateral, including, but not in any way limited to, the execution and filing of UCC-l and other Financing Statements, notices of liens to be filed with the United States Patent and Trademark Office, or amendments thereto, covering the Collateral in Borrower’s name, as Borrower’s attorney-in-fact, wherever and whenever Lender deems appropriate.  All fees and taxes required for or in connection with filing such Financing Statements shall be paid for by the Borrower on demand of Lender and if paid by Lender, the Borrower shall provide reimbursement therefore, with interest thereon at the Applicable Rate, immediately upon request of Lender.

          6.           Events of Default.  Each of the following shall be deemed an “Event of Default” hereunder:

                       A.     If Borrower shall fail to comply fully with any provision of this Agreement and said noncompliance has not been corrected to the satisfaction of Lender on or before the earlier of (i) thirty (30) calendar days after the date that an officer or director of Borrower first has actual knowledge of such breach or (ii) forty-five (45) calendar days after the occurrence of such breach (unless this Agreement or the other applicable Loan Document in connection with which such non-compliance has occurred affirmatively provides that no notice and/or period of cure, or that an explicit alternative period of cure, whether longer or shorter than the foregoing period, shall be applicable to such failure by Borrower, in which case such alternative provision rather than the foregoing periods)..

                       B.     If any Events of Default occur in the payment or performance of the Note, the Loan Agreement, this Agreement, any of the other Loan Documents (including after any required notice and/or period of cure provided in the Loan Document governing such default), strictly in accordance with their respective terms.

                       C.     If any of the warranties or representations made herein by Borrower or in any certificate, instrument, agreement or other writing now or hereafter delivered by Borrower to Lender shall prove untrue or materially misleading, and such false or misleading warranty or representation has not been corrected to the satisfaction of Lender within (i) thirty (30) calendar days after the date that an officer or director, of Borrower first has actual knowledge of such false and misleading statement or (ii) forty-five (45) calendar days after the occurrence of such false of misleading statement.

                       D.     If Borrower or any guarantor of any of the Obligations shall [a] discontinue business, [b] make a general assignment for the benefit of creditors, [c] apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its respective assets, [d] be adjudicated a bankrupt or insolvent, [e] file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seek to take advantage of any other law (whether federal or state) relating to relief for debtors, or admit (by answer, default or otherwise) the material allegations of any involuntary petition filed against Borrower in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief for debtors, [f] suffer the filing of any involuntary petition in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state), if the same is not dismissed within thirty (30) days after the date of such filing, [g] suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental agency of competent jurisdiction which assumes control of Borrower or such guarantor or approves a petition seeking reorganization, composition or arrangement of Borrower or such guarantor or any other judicial modification of the rights of any of Borrower’s or their creditors, or appoints a receiver, trustee or liquidator for Borrower or such guarantor or for all or a substantial part of any of the businesses or assets of Borrower or such guarantor or [h] if Borrower or such guarantor shall be enjoined or restrained from conducting all or a material part of any of its or their businesses as then conducted and the same is not dismissed and dissolved within thirty (30) days after the entry thereof.

          7.          Remedies.  Upon the occurrence of any Event of Default under this Agreement, Lender may declare all of the Obligations to be automatically and immediately due and payable in full, without demand or notice of any kind, and Lender shall have all rights and remedies in and against the Collateral and otherwise of a secured party under the Uniform Commercial Code of California (or such other state where any part of the Collateral may be located, if applicable) and all other applicable laws, and shall also have all rights and remedies provided herein, and in any other agreements between the Borrower and Lender, all of which rights and remedies shall, to the fullest extent permitted by law, be cumulative.  Lender shall have the right to sell the Collateral at public or private sale(s) in one or more lots in accordance with the Uniform Commercial Code of California (or such other state where any part of the Collateral may be located, if applicable).  Lender shall have the right to have the Collateral and all of the records pertaining to the Collateral delivered to Lender by Borrower at a place reasonably convenient to Lender and Borrower.  If the Collateral consists in whole or in part of accounts, general intangibles and/or contract rights, Lender shall have the right to notify all obligors of any of the same that the same have been assigned to Lender and that all payments thereon are to be made directly to Lender, and to settle, compromise, or release, on terms acceptable to Lender, in whole or in part, any amounts owing on such accounts, general intangibles and contract rights, and to enforce payment and prosecute any action or proceeding with respect to same, and to extend the time of payment, make allowances and adjustments to and issue credits in the name of Lender or Borrower. Borrower will pay, as part of the Obligations secured hereby, all amounts, including but not limited to Lender’s reasonable attorneys’ fees, where permitted by applicable law, and all sums paid by Lender [i] for taxes, levies and insurance on, repair to, or maintenance of, the Collateral, and [ii] in taking possession of, disposing of, or preserving the Collateral, with interest on all of same at the Applicable Rate.  Lender may bid upon and purchase any or all of the Collateral at any public sale thereof.  Lender may dispose of all or any part of the Collateral in one or more lots and at one or more times and from time to time, and upon such terms and conditions, including a credit sale, as Lender determines in Lender’s sole discretion.  Lender may apply the net proceeds of any such disposition of the Collateral or any part thereof, after deducting all costs incurred in connection therewith, including Lender’s reasonable attorneys’ fees, and costs and expenses incidental to the holding, or preparing for sale, in whole or in part, of the Collateral, and with interest thereon at the Applicable Rate, in such order as Lender may elect, to the Obligations and any remaining proceeds shall be paid to Borrower or other party entitled thereto.

          8.          Termination.  This Agreement and the security interest and the rights of Lender hereunder shall terminate on the date that all of the Obligations have been paid in full or otherwise discharged to the complete satisfaction of Lender.  Within five (5) business days of such termination, Lender shall, at the cost and expense of Borrower, execute and deliver for filing in each office where any financing statement relative to this Agreement shall have been filed, termination statements under the Uniform Commercial Code terminating Lender’s interests in the Collateral.

          9.          Notices.  Except for any notice required under applicable law to be given in another manner, any notice given under this Agreement shall be given in the manner stipulated by the Loan Agreement dated the date hereof to which Borrower and Lender are parties and which is one of the Loan Documents referred to in Schedule 1 to this Agreement, unless the recipient prior to the giving of such notice shall have advised the sender of the notice in accordance with this Section of a different address, in which case the notice shall be addressed to such different address.

          10.          Acknowledgments and Waivers.  Borrower agrees that the whole or any part of the Collateral and any other security now or hereafter held for any of the Obligations secured hereby may be exchanged, compromised or surrendered by the Lender from time to time; that any guarantor, now or hereafter, of any of the Obligations, and any pledgors of collateral now or hereafter for any of the Obligations may be released in whole or in part from time to time; that any of the Obligations may be renewed or extended or accelerated, in whole or in part from time to time; that any of the provisions of any of the Loan Documents or of any other instrument or agreement securing, guaranteeing or otherwise pertaining to the Obligations may be modified or waived on one or more occasions; and that Borrower and the Collateral pledged hereunder shall remain bound hereunder notwithstanding any such exchanges, compromises, surrenders, extensions, renewals, accelerations, indulgences or releases, all of which may be effective without notice to or further consent by Borrower and none of which shall affect the right of the Lender to pursue the remedies available to the Lender under this Agreement or otherwise.  The ability of Lender to pursue its remedies hereunder with respect to the Collateral shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person or entity or against any or all of the other security or liens available to the Lender for the payment of the Obligations secured hereby.  Borrower hereby waives any claim to marshalling of assets, any right to require that any action be brought against Borrower or any other person or entity prior to the exercise by Lender of its remedies with respect to the Collateral, and waives any right to require that resort be had to any security apart from the Collateral, or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person or entity prior to action by Lender hereunder to realize upon the Collateral.

          11.         Other Provisions and Conditions.

                       A.     The Lender understands that the Patents are currently held in the name of LSBC but that LSBC may wish to assign, grant exclusive licenses or otherwise transfer (“Transfer”) such Patents to PDI in connection with or in preparation for an initial public offering or other financing of the business of PDI (“PDI Financing”). Lender hereby authorizes such Transfer from LSBC to PDI provided that i) LSBC and PDI execute such other and additional documents as counsel for Lender deems necessary and proper to assure that this Security Agreement or equivalent remains effective and that the security interest of Lender remains unimpaired and ii) LSBC and PDI shall not thereafter, without the prior written consent of Lender, which shall not be unreasonably be withheld, directly or indirectly, Transfer such Patents to any third person or create, assume or incur, or suffer to be created, assumed or incurred or to exist, any encumbrance in respect of the Patents, the capital stock and/or assets of PDI, other than in respect of encumbrances granted in favor of the Lender.

                       B.     The Lender shall (i) on the earlier to occur of (x) the date of consummation of the PDI Financing and (y) the date on which the Lender determines in his sole discretion that the consummation of the PDI Financing is imminent, duly release his security interest in the Collateral reasonably required in connection with the PDI Financing and (ii) on the date of consummation of the sale of all or substantially all of the assets and/or equity interests of PDI, release his security interest in the Collateral reasonably required in connection with such sale, in each case, with his security interest to attach to the proceeds of such transactions or to such other collateral as Lender may reasonably determine is necessary to preserve his security interest without impairment. Borrower and Lender will promptly execute and deliver such documentation to the extent reasonably required in connection therewith; it being understood and agreed that all costs associated with such releases shall be borne solely by the Borrower.

                       C.     Without limiting the generality of Section 1 hereof, the security interest created by this Agreement attaches to all types of property described therein and hereafter acquired by Borrower, whether as replacement for any of the Collateral or otherwise.

                       D.     This Agreement shall bind Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

                       E.     Time shall be of the essence in the performance by the Borrower of all the covenants, obligations and agreements of Borrower hereunder.

                       F.     The invalidity or unenforceability of any provision hereof shall not affect or impair the validity or enforceability of any other provisions of this Agreement.

                       G.     As used herein, as appropriate, the singular use includes the plural, and the plural includes the singular.

                       H.     All exhibits and schedules attached to this Agreement are an integral part hereof and are incorporated herein as though fully set forth at this point.

                       I.     No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, remedy or privilege vested in Lender by this Agreement shall operate as a waiver thereof, and any waiver by Lender shall only be effective if in writing and signed by an officer of Lender.

                       J.     No amendment or modification of any provision of this Agreement, nor consent to any departure by any party therefrom, shall be binding and effective unless the same shall be in writing and signed by a duly authorized representative of Lender, which writing shall be strictly construed.

                       K.     The several captions and section headings of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

                       L.     This Agreement contains the final, complete and exclusive agreement of the parties pertaining to its subject matter and supersedes all prior written and oral agreements pertaining thereto.

                       M.     This Agreement may be executed in any number of counterparts and by any combination of the parties to this Agreement in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Agreement, and it shall not be necessary in order to prove the execution and delivery of this Agreement by all of the parties to it to produce or account for any particular number of counterparts so long as the signature of each of the parties is affixed to at least one of those counterparts which are produced.

                       N.     The descriptions of the Collateral set forth in Exhibit A to this Agreement (and elsewhere in this Agreement unless the context requires otherwise), each shall have the meaning set forth for them in the Uniform Commercial Code as in effect in the State of California on the date of this Agreement (the “UCC”).

                       O.     Borrower will execute the Patent Security Agreement of same date in the form attached hereto as Exhibit B.

          12.         Governing Law.  This Agreement was negotiated in the State of California, the promissory note or notes secured by this Agreement were delivered by Borrower and accepted by Lender in the State of California, and the proceeds of the promissory note or notes secured hereby were disbursed from the State of California, which state Borrower and Lender agree has a substantial relationship to Borrower and Lender and to the underlying transactions in connection with which this Agreement was granted.  This Agreement, including matters of construction, validity and performance, and the obligations arising hereunder, shall be construed in accordance with and otherwise governed in all respects by the laws of the State of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except to the extent the UCC provides that matters of perfection and priority of the liens and security interests created by this Agreement shall be governed by the law of another state and except to the extent that enforcement of such liens and security interests in tangible Collateral is governed by the laws of the state in which such Collateral is located at the time enforcement is sought.

          13.          Consent to Jurisdiction and Venue.  Borrower hereby consents to the jurisdiction of any state or federal court located within the County of Solano, State of California, and irrevocably agrees that, subject to the Lender’s sole and absolute election, any case or proceeding relating to Title XI of the United States Code and any actions relating to the Obligations secured hereby shall be litigated in such courts, and the Borrower waives any objection Borrower may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.  Nothing contained in this Section shall affect the right of the Lender to bring any action or proceeding against the Borrower or the property of Borrower in the courts of any other jurisdiction.

LARGE SCALE BIOLOGY CORPORATION		KEVIN J. RYAN

By:	/s/ RONALD J. ARTALE	/s/ KEVIN J. RYAN

	(signature)	(signature)

Name:	Ronald J. Artale
Title:	Chief Operating Officer, Chief Financial Officer and Senior Vice President

By:	/s/ MICHAEL D. CENTRON

(signature)

Name:	Michael D. Centron
Title:	Vice President, Finance and Administration

PREDICTIVE DIAGNOSTICS, INC.

By:	/s/ JOHN S. RAKITAN

(signature)

Name:	John S. Rakitan
Title:	Chief Financial Officer, Senior Vice President and Secretary

NOTARY PUBLIC

STATE OF CALIFORNIA:

COUNTY OF SOLANO:

          The foregoing instrument was acknowledged before me this 15th day of April, 2005, by Ronald J. Artale, as Chief Operating Officer, Chief Financial Officer and Senior Vice President of Large Scale Biology Corporation, a Delaware corporation, on behalf of the corporation.

My commission expires:	August 21, 2006

[Notary Seal]	/s/ SHARRON J. THOMPSON

NOTARY PUBLIC

STATE OF CALIFORNIA:

COUNTY OF SOLANO:

          The foregoing instrument was acknowledged before me this 15th day of April, 2005, by Michael D. Centron, as Vice President, Finance and Administration of Large Scale Biology Corporation, a Delaware corporation, on behalf of the corporation.

My commission expires:	August 21, 2006

[Notary Seal]	/s/ SHARRON J. THOMPSON

NOTARY PUBLIC

STATE OF CALIFORNIA:

COUNTY OF SOLANO:

          The foregoing instrument was acknowledged before me this 15th day of April, 2005, by John S. Rakitan, as Chief Financial Officer, Vice President and Secretary of Predictive Diagnostics, Inc., a Delaware corporation, on behalf of the corporation.

My commission expires:	August 21, 2006

[Notary Seal]	/s/ SHARRON J. THOMPSON

NOTARY PUBLIC

STATE OF CALIFORNIA:

COUNTY OF SOLANO:

          The foregoing instrument was acknowledged before me this 15th day of April, 2005, by Kevin J. Ryan.

My commission expires:	August 21, 2006

[Notary Seal]	/s/ SHARRON J. THOMPSON

NOTARY PUBLIC

Schedule 1
to Security Agreement
(Description of Obligations)

1.	Secured Promissory Note in the principal amount of $3,000,000.00.

2.	Note and Warrant Purchase Agreement between Borrower and Lender.

3.	This Security Agreement

4.	Patent Security Agreement

EXHIBIT A to Security Agreement (Description of Collateral)

(a)  all of its letters patent, applications for letters patent (including applications in preparation), and like protections throughout the world, which claim or are related to Biomarker Amplification Filter (“BAMF”) Technology or other technology of LSBC or PDI applicable to the early diagnosis of diseases including, without limitation: (i) each patent and patent application referred to in Schedule I  below, and (ii) all improvements, divisions, continuations, renewals, reexaminations, reissues, extensions and continuations-in-part of the foregoing (collectively, “Patents”); and

(b)  all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license; and

(c)  the know-how, trade secrets and other valuable factual knowledge, information and data related thereto (collectively referred to as “Collateral”).

SCHEDULE I – PATENTS

Borrower	Application No. or Patent No.	Country	Issue or Filing Date	Expiration Date	Title	Owner

LSBC	10/915,092	US	8/9/2004		Identifying Physiological States	LSBC
LSBC	10/994,025	US	11/19/2004		Identifying Physiological States	LSBC
LSBC	10/984,409	US	11/8/2004		Method, Process and Apparatus for Identifying Biological States from Biological Data	LSBC
LSBC	10/850,759	US	5/21/2004		Method, Process and Apparatus for Identifying Physiological States	LSBC
LSBC	2001266650	Australia	6/1/2001		Protein Markers for Pharmaceuticals and Related Toxicity	LSBC
LSBC	2002-502156	Japan	6/1/2001		Protein Markers for Pharmaceuticals and Related Toxicity	LSBC
LSBC	09/585,475	US	6/2/2000		Protein Markers for Pharmaceuticals and Related Toxicity	LSBC
LSBC	10/043,377	US	1/11/2002		Recursive Categorical Sequence Assembly	LSBC
LSBC	09/753,678	US	1/4/2001		Reference Database	LSBC
LSBC	11/055,329	US	2/9/2005		Reference Database	LSBC
LSBC	10/295,840	US	11/18/2002		Reference Database	LSBC
LSBC	10/235,649	US	9/6/2002		Reference Database	LSBC
LSBC	10/434,556	US	5/9/2003		Satellite Image Enhancement and Feature Identification Using Information Theory Radial-Basis Bio-marker Filter	LSBC